Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Announces Pricing of Public Offering of 5.60% Notes Due 2011

OVERLAND PARK, Kan., January 10, 2006 /PRNewswire/ — Waddell & Reed Financial, Inc. (NYSE: WDR) today announced that it has priced a public offering of $200 million aggregate principal amount of 5.60% notes due 2011.  The Company expects the offering to close on January 13, 2006.

The Company intends to use the net proceeds of the offering, together with cash on hand, to repay all of the $200 million principal amount outstanding of the Company’s 7 1/2 % senior notes due January 18, 2006.

Banc of America Securities LLC and JPMorgan Securities Inc. are acting as joint book-running managers for the offering. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the offices of Waddell & Reed Financial, Inc., Attn: Investor Relations, 6300 Lamar Avenue, Overland Park, Kansas 66202, (913) 236-2000. An electronic copy of the prospectus supplement and accompanying base prospectus will be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, adverse changes in the securities and capital markets; the risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated; adverse results of litigation or administrative proceedings; governmental and regulatory investigations, as well as settlements of any investigations; acts of terrorism and/or war; less favorable economic and market conditions including our cost to finance our business; failure to renew our investment management contracts; new regulatory requirements, or changes in the applications or interpretations of existing regulatory requirements; the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations; and other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004 and in the reports we file from time to time with the SEC.  Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

SOURCE: Waddell & Reed Financial, Inc./ CONTACT: Nicole McIntosh, Investor Relations Manager of Waddell & Reed Financial, Inc., +1-913-236-1880/ WEBSITE: http://www.waddell.com /(WDR)